1 0 200,000 400,000 600,000 800,000 1,000,000 1,200,000 2009 2010 2011 2012 2013 (est) 2014 (goal) Lease and Exploratory Acres

Number of Wells 0 100 200 300 400 500 600 2009 2010 2011 2012 2013 (est) 2014 (goal)

Revenues $- $20,000,000 $40,000,000 $60,000,000 $80,000,000 $100,000,000 $120,000,000 $140,000,000 2009 2010 2011 2012 2013 (est) 2014 (goal)

Production (BOE/d) 0 500 1000 1500 2000 2500 3000 3500 4000 4500 2009 2010 2011 2012 2013 (est) 2014 (goal)

Adjusted EBITDA $- $10,000,000 $20,000,000 $30,000,000 $40,000,000 $50,000,000 $60,000,000 $70,000,000 2009 2010 2011 2012 2013 (est) 2014 (goal)

2009 2010 2011 2012 2013 (est) 2014 (goal) Lease & Exploratory Acres 14,489 667,938 719,546 723,727 802,726 1,000,000 (goal) SEC Case Reserves $2.2MM $867MM $1.167B $1.54B $1.54B $1.85B (goal) # Of Wells 52 525 393 380 400 (est) 415 (goal) Revenues $1.6MM $5.8MM $23MM $35.4MM $40MM (est) $125MM (goal) Production (BOE/d) 13 237 974 1019 1233 (est) 4000 (goal) Adjusted EBITDA NMF NMF $1,454,73 5 $5,272,00 0 $7,500,000 (est) $60,000,000 (goal) April 30th Fiscal Year End * December 2009- Alaska Acquisition 6 Financial Summary

7 Upcoming Milestones – next 12 months • Drill and complete wells in Alaska – increasing production and reserves • RU-7 expected to be productive as soon as it cleans up • RU-2 and RU-5 expected within next 5 months (sidetracks) • Resume work onshore at Otter and Olsen Creek - gas • WMRU 8, 9, and Sword - oil • Accelerate horizontal drilling program in Tennessee • Permitting for two more wells • Continue rework program of existing wells in Tennessee • Start pipeline construction in Alaska • Receive $15MM to $20MM in tax rebates • Further pursue JV opportunities in Tennessee in Alaska • Continue exploiting mid-stream assets in Alaska